Exhibit 16.1

RBSM LP
Accountants and Advisors
5 West 37th Street
9th Floor
New York, NY 10018
212.868.3669
212-868-3498/fax

September 10, 2012

Board of Directors

Today’s Alternative Energy Corporation

191 Post Road West

Westport, CT 06880

Gentlemen:

The purpose of this letter is to confirm the client-auditor relationship between Today’s Alternative Energy Corporation (Commission File Number 001-32044) and RBSM LLP has ceased effective September 10, 2012.

Sincerely,

RSBM LLP

/s/ James Liggett

James Liggett, CPA

cc: Office of the Chief Accountant

      Securities and Exhange Commission

      100 F Street, North East

      Washington, D.C. 20549